NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES ANNOUNCES FOURTH QUARTER AND FISCAL 2019 RESULTS

•	Fiscal 2019 sales of $1.3 billion, up 4.2%,

•	Full year GAAP diluted EPS of $1.96

•	Net income of $ $35.9 million

•	$91.3 million in earnings before interest, taxes, depreciation and amortization (“EBITDA”)

•	$13 million in growth capital expenditures

•	Free cash flow of $19.2 million

Houston, TX – March 6, 2020 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the fourth quarter and year ended December 31, 2019. The following are results for the three months and twelve months ended December 31, 2019, compared to the three months and twelve months ended December 31, 2018. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Fourth Quarter 2019 financial highlights:

•	Sales decreased 5.0 percent to $295.5 million, compared to $311.0 million for the fourth quarter of 2018.

•	Earnings per diluted share for the fourth quarter was $0.12 based upon 18.4 million diluted shares, compared to $0.60 per share in the fourth quarter of 2018, based on 18.4 million diluted shares.

Fiscal Year 2019 financial highlights:

•	Sales increased 4.2 percent to $1.3 billion , compared to $1.2 billion for 2018.

•	Earnings per diluted share for 2019 of $1.96 based upon 18.4 million diluted shares, compared to $1.94 per share in 2018, based on 18.4 million diluted shares.

•
Earnings before interest, taxes, depreciation and amortization (EBITDA) for 2019 was $91.3 million compared to $95.8 million for 2018. EBITDA as a percentage of sales was 7.2 percent and 7.9 percent, respectively.

•	$13 million in growth capital expenditures

David R. Little, Chairman and CEO commented, “DXP reported fiscal 2019 sales of $1.3 billion, a 4.2 percent growth over 2018.  We invested in expanding our facilities, products and corporate support capabilities in FY 2019. Overall performance was positive with more strength during the first half of the year versus the third and fourth quarter.  Despite the changing market environment, we made a decision to invest in the business and position DXP to continue to take market share. We believe our financial performance during the second half of the year reflects our oil and gas customers reaching their budget limits towards the end of the third quarter and remaining disciplined on the capital spending side through the fourth quarter. Our IPS segment was impacted the most but we expect to show improvement as we move through fiscal 2020.  Underlying demand in our end markets has wavered but we continue to take market share and focus on execution.  Fiscal 2019 sales for Supply Chain Services grew 15.4 percent, Innovative Pumping Solutions grew 4.1 percent and Service Centers grew 1.6 percent.  DXP produced total EBITDA of $91.3 million in fiscal 2019 along with $26 million in free cash flow generation during the fourth quarter.

We opened Fiscal 2020 closing two acquisitions and we will continue to focus on delivering margin expansion, strong returns on capital and free cash flow generation.  We remain committed to taking market share, growing the business, both organically and through acquisitions.  We are focused on providing the right solutions for our customers, while continuously improving our operational performance even in a changing end market backdrop. Fiscal 2020 will be a year where we cannot take anything for granted but focus on executing our strategy and business plan.”

Kent Yee, CFO commented, “Fiscal 2019 financial performance reflects our plan to invest in the business while operating in a changing macro and industry environment. During the first and second quarter, we were on pace to grow the business 8 percent on a year-over-year basis. In the second half of fiscal 2019, we essentially grew the business 0.6 percent . Total sales for the fiscal year grew 4.2 percent. Our fiscal 2019 diluted earnings per share was $1.96. We spent $22.1 million on capital expenditures, of which $13.1 million was growth related versus maintenance. Our balance sheet remains positioned to support the business over the long term. DXP ended the year with $ $54.3 million in cash on the balance sheet and net debt of $190.2 million. DXP's secured leverage ratio or net debt to EBITDA was 2.23 :1.0. We have momentum going into fiscal 2020, closing two acquisitions and we expect to drive more acquisition growth."

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

We will host a conference call regarding 2019 fourth quarter and year-ended results on the Company’s website (www.dxpe.com) Friday, March 6, 2020 at 10 am CST. Web participants are encouraged to go to the Company’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The on-line archived replay will be available immediately after the conference call at www.dxpe.com.

Business Segment financial highlights:

•	Service Centers' revenue for the fiscal year was $762.3 million, an increase of 1.6 percent year-over-year with a 11.4 percent operating income margin.

◦	Revenue for the fourth quarter was $182.4 million, a decrease of 5.7 percent year-over-year with a 10.7 percent operating income margin.

•	Innovative Pumping Solutions’ revenue for the fiscal year was $303.7 million, an increase of 4.1 percent year over year with an 9.5 percent operating income margin.

◦	Revenue for the fourth quarter was $65.7 million, a decrease of 10.1 percent year-over-year with a flat or 0.0 percent operating income margin.

•	Supply Chain Services’ revenue for the fiscal year was $201.3 million, an increase of 15.4 percent year-over-year with a 7.2 percent operating margin.

◦	Revenue for the fourth quarter was $47.4 million, an increase of 6.4 percent year-over-year with a 7.3 percent operating income margin.

Non-GAAP Financial Measures
DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, adjusted EBITDA and free cash flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA and free cash flow referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019		2018	2019	2018

Sales	$295,468		$311,006	$1,267,189	$1,216,197
Cost of sales	217,135		224,429	919,965	883,989
Gross profit	78,333		86,577	347,224	332,208
Selling, general and administrative expenses	71,591		66,148	281,102	263,757
Operating income	6,742		20,429	66,122	68,451
Other (income) expense, net	(172)		126	(45)	(1,192)
Interest expense	4,587		4,978	19,498	20,937
Income before income taxes	2,327		15,325	46,669	48,706
Provision for (benefit from) income taxes	239		4,223	10,894	13,185
Net income	2,088		11,102	35,775	35,521
Net income (loss) attributable to NCI*	(88)		(20)	(260)	(111)
Net income attributable to DXP Enterprises, Inc.	2,176		11,122	36,035	35,632
Preferred stock dividend	22		22	90	90
Net income attributable to common shareholders	$2,154		$11,100	$35,945	$35,542

Diluted earnings per share attributable to DXP Enterprises, Inc.	$0.12		$0.60	$1.96	$1.94

Weighted average common shares and common equivalent shares outstanding	18,443	18,443,000	18,410	18,432	18,393

*NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Sales	2019	2018	2019	2018
Service Centers	$182,372	$193,343	$762,256	$750,044
Innovative Pumping Solutions	65,735	73,137	303,655	291,697
Supply Chain Services	47,361	44,526	201,278	174,456
Total DXP Sales	$295,468	$311,006	$1,267,189	$1,216,197

	Three Months Ended December 31,		Twelve Months Ended December 31,
Operating Income	2019	2018	2019	2018
Service Centers	$19,497	$22,366	$86,778	$80,718
Innovative Pumping Solutions	(29)	9,833	28,895	33,943
Supply Chain Services	3,465	4,008	14,445	16,204
Total Segment Operating Income	$22,933	$36,207	$130,118	$130,865

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Operating income for reportable segments	$22,933	$36,207	$130,118	$130,865
Adjustment for:
Amortization of intangibles	3,651	4,011	15,074	16,586
Corporate expenses	12,540	11,767	48,922	45,828
Total operating income	$6,742	$20,429	$66,122	$68,451
Interest expense	4,587	4,978	19,498	20,937
Other expense (income), net	(172)	126	(45)	(1192)
Income before income taxes	$2,327	$15,325	$46,669	$48,706

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of EBITDA and adjusted EBITDA, a non-GAAP financial measure, to income before income taxes, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Income before income taxes	$2,327	$15,325	$46,669	$48,706
Plus: interest expense	4,587	4,978	19,498	20,937
Plus: depreciation and amortization	6,481	6,454	25,174	26,164
EBITDA	13,395	26,757	91,341	95,807

Plus: NCI loss(gain) before tax	114	37	342	157
Plus: Stock compensation expense	461	526	1,963	2,549
Adjusted EBITDA	13,970	27,320	93,646	98,513

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except per share amounts)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$54,203	$40,304
Restricted Cash	124	215
Accounts receivable	187,116	191,829
Inventories	129,364	114,830
Costs and estimated profits in excess of billings	32,455	32,514
Prepaid expenses and other current assets	4,223	4,938
Federal income taxes receivable	996	960
Total current assets	$408,481	$385,590
Property and equipment, net	63,703	51,330
Goodwill	194,052	194,052
Other intangible assets, net of accumulated amortization	52,582	67,207
Operating lease ROU assets	66,191	—
Other long-term assets	3,211	1,783
Total assets	$788,220	$699,962

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$2,500	$3,407
Trade accounts payable	76,438	87,407
Accrued wages and benefits	23,412	21,275
Customer advances	3,408	3,223
Billings in excess of costs and estimated profits	11,871	10,696
Short-term operating lease liabilities	17,603	—
Other current liabilities	12,939	17,269
Total current liabilities	$148,171	$143,277
Long-term debt, less unamortized debt issuance costs	235,419	236,979
Long-term operating lease liabilities	48,605	—
Other long-term liabilities	1,205	2,819
Deferred income taxes	9,872	8,633
Total long-term liabilities	$295,101	$248,431
Total Liabilities	$443,272	$391,708
Equity:
Total DXP Enterprises, Inc. equity	$343,802	$306,848
Non-controlling interest	1,146	1,406
Total Equity	$344,948	$308,254
Total liabilities and equity	$788,220	$699,962

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of free cash flow, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$33,823	$25,998	$41,307	$35,840
Less: purchase of equipment	7,873	1,618	22,120	9,323
Plus: proceeds from sales of assets	—	12	35	2,558
Free cash flow	$25,950	$24,392	$19,222	$29,075